            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

------------------------------------------------------
                                        GIVE THE
                                        NAME AND
                                     SOCIAL SECURITY
    FOR THIS TYPE OF ACCOUNT:         NUMBER OF --
------------------------------------------------------
 1.  Individual                    The individual
 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account(1)
 3.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable        The grantor-
        savings trust account      trustee(1)
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
        that is not a legal or
        valid trust under state
        law
 5.  Sole proprietorship           The owner(3)
------------------------------------------------------

------------------------------------------------------
                                        GIVE THE
                                        NAME AND
                                        EMPLOYER
                                     IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:         NUMBER OF --
------------------------------------------------------
 6.  A valid trust, estate or      Legal entity(4)
     pension trust
 7.  Corporate                     The corporation
 8.  Association, club,            The organization
     religious, charitable,
     educational or other
     tax-exempt organization
 9.  Partnership                   The partnership
10.  A broker or registered        The broker or
     nominee                       nominee
11.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a state or local government,
     school district or prison)
     that receives agricultural
     program payments


------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

  If you don't have a taxpayer identification number, apply for one immediately. To apply for a social security number, get Form SS-5 from your local Social Security Administration office. Get Form SS-4 to apply for an employer identification number. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

  The following is a list of payees specifically exempted from backup withholding:

  (1) An organization exempt from tax under section 501(a), or an IRA or a custodian account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  (2)  The United States or any of its agencies or instrumentalities.

  (3) A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.

  (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

  (5) An international organization or any of its agencies or instrumentalities.

  Other payees that may be exempt from backup withholding include:

  (6)  A corporation.

  (7)  A foreign central bank of issue.

  (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

  (10) A real estate investment trust.

  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12) A common trust fund operated by a bank under section 584(a).

  (13) A financial institution.

  (14) A middleman known in the investment community as a nominee.

  (15) A trust exempt from tax under section 664 or described in section 4947.

  For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

  PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers of payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

  (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.